Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact: Mark A. Roberts Executive Vice President & CFO (413) 787-1700

UNITED FINANCIAL BANCORP REPORTS THIRD QUARTER 2009 RESULTS

WEST SPRINGFIELD, MA—October 16, 2009—United Financial Bancorp, Inc. (the “Company”) (NASDAQ Global Select Market: UBNK), the holding company for United Bank (the “Bank”), reported net income of $1.9 million, or $0.13 per diluted share, for the third quarter of 2009 compared to net income of $2.4 million, or $0.14 per diluted share, for the corresponding period in 2008.  Excluding non-deductible expenses totaling $270,000 related to the pending acquisition of Commonwealth National Bank, net income would have been $2.2 million, or $0.14 per diluted share.  The results for the 2009 period were also affected by a decrease in net interest income and an increase in provision for loan losses, offset in part by higher non-interest income.  For the nine months ended September 30, 2009, the Company’s net income was $4.6 million, or $0.30 per diluted share, compared to net income of $6.3 million or $0.39 per diluted share, for the same period in 2008.   Excluding non-deductible, acquisition-related expenses of $1.4 million and the $312,000 after-tax impact of the second quarter special FDIC insurance assessment, net income would have been $6.3 million, or $0.41 per diluted share in the 2009 period.  The Company announced a quarterly cash dividend of $0.07 per share, payable on December 1, 2009 to shareholders of record as of November 6, 2009.

Total assets declined $15.7 million, or 1.2%, to $1.247 billion at September 30, 2009, from $1.263 billion at December 31, 2008, mainly due to sales of mortgage-backed securities totaling $23.9 million and sales of residential mortgages totaling $29.5 million, partially offset by growth of $40.7 million in commercial mortgages.  As part of our investment strategy and in anticipation of accelerated prepayments, we sold $23.9 million of mortgage-backed securities to realize gains on longer-duration, higher-coupon securities. We also elected to sell $29.5 million of recently originated, lower-coupon, long-term, fixed-rate residential mortgages in accordance with our asset liability management strategy.  A portion of the cash flows received from the sales of loans and investment securities was used to pay down Federal Home Loan Bank advances and to fund the repurchase of 1,332,902 shares of the Company’s common stock at a total cost of $18.0 million.  Total deposits increased $57.7 million, or 7.4%, to $840.3 million at September 30, 2009 from $782.7 million at December 31, 2008 reflecting growth of $65.1 million, or 16.0%, in core account balances, partially offset by runoff in certificates of deposit.  Federal Home Loan Bank advances decreased $63.2 million, or 30.3%, to $145.3 million at September 30, 2009 from $208.6 million at December 31, 2008 largely attributable to the use of proceeds from sales of investment securities and loans to pay down short-term borrowings.  Total shareholders’ equity declined $11.3 million, or 5.0%, to $216.4 million at September 30, 2009 from $227.7 million at December 31, 2008 due to share repurchases totaling $18.0 million and cash dividends totaling $3.2 million, somewhat offset by net income of $4.6 million, other comprehensive income of $2.8 million and stock-based compensation of $1.8 million.  At September 30, 2009, the Company continued to have considerable liquidity including significant unused borrowing capacity at the Federal Home Loan Bank and access to funding through the repurchase agreement and brokered deposit markets.  The Company’s balance sheet is also supported by a strong capital position, with an equity-to-assets ratio of 17.3% at September 30, 2009.

“While I am pleased with our overall performance, we continue to be affected by a difficult economic environment and challenging real estate market” commented Richard B. Collins, President and Chief Executive Officer.  “As a result, we have experienced higher levels of loan loss provisions and non-performing assets in comparison to prior periods.  However, annualized net charge-offs to average loans were a moderate 12 basis points for the first nine months of 2009.”  Collins remarked that “during these very challenging times, we believe that we are well positioned for the future given our healthy balance sheet, substantial capital base and strong liquidity level.  We are looking forward to expanding the markets we serve through our pending acquisition of Commonwealth National Bank in Worcester Massachusetts.”

Financial Highlights:

•
Total investment securities decreased $35.6 million, or 11.2%, to $281.1 million at September 30, 2009 from $316.7 million at December 31, 2008 reflecting sales of $23.9 million in mortgage-backed securities, and to a lesser extent, prepayments and normal amortization of the mortgage-backed securities portfolio. At September 30, 2009, approximately 94% of the investment portfolio consisted of mortgage-backed and debt securities issued by government-sponsored enterprises.

•
Total loans increased $16.5 million, or 1.9%, to $886.8 million at September 30, 2009 from $870.3 million at December 31, 2008 mainly due to growth of $40.7 million, or 16.4%, in commercial mortgages, partially offset by the sale of $29.5 million of lower-

coupon, fixed-rate residential mortgages.  All other segments of our loan portfolio were affected by slower origination volume and prepayments.

•
Non-performing assets totaled $11.5 million, or 0.92% of total assets, at September 30, 2009 compared to $5.8 million, or 0.46% of total assets, at December 31, 2008.  The increase in non-performing assets is largely attributable to a $5.5 million commercial real estate loan placed on non-accrual status in the third quarter of 2009.  This loan is secured by a multi-tenant, retail center.  The Company is actively working with the borrowers to accomplish a successful restructure of this loan.  Although non-performing assets increased during the period, our loan portfolio has not been affected by loans to sub-prime borrowers since we have not historically targeted this segment of the market.

•
At September 30, 2009, the ratio of the allowance for loan losses to total loans was 1.07% and the ratio of the allowance for loan losses to non-performing loans was 86.73%.  For the nine months ended September 30, 2009, net charge-offs totaled $768,000 or 0.12% of average loans outstanding on an annualized basis.

•
Total deposits increased $57.7 million, or 7.4%, to $840.3 million at September 30, 2009 compared to $782.7 million at December 31, 2008 reflecting growth in core account balances and lower certificate of deposit balances.  Core deposit balances grew $65.1 million, or 16.0%, to $471.9 million at September 30, 2009 from $406.8 million at December 31, 2008 mainly due to competitive products and pricing, attention to excellence in customer service and targeted promotion activities.

•
Net interest income decreased $562,000, or 5.3%, to $10.0 million for the third quarter of 2009 from the same period in 2008 as a result of net interest margin contraction.  Net interest margin decreased 18 basis points to 3.38% for the three months ended September 30, 2009 from the same period in 2008 reflecting an increase in funds held in lower-yielding cash equivalents, the elimination of the FHLB stock dividend beginning with the fourth quarter 2008 payment and the cost to fund share repurchases.  Total average earning assets were $1.2 billion during the quarter, essentially flat in comparison to the prior year period.

•	Provision for loan losses increased $156,000, or 24.2%, to $800,000 for the three months ended September 30, 2009 in connection with higher levels of non-accrual and classified loans.

•
Non-interest income increased $252,000, or 14.5%, to $2.0 million for the three months ended September 30, 2009 due to an increase of $358,000 in income from bank-owned life insurance, partially offset by a decrease of $177,000 in wealth management income. The expansion in income from bank-owned life insurance reflects the purchase of an additional $20.0 million of insurance in November of 2008.  The decline in wealth management income was driven by the effect of the lower market valuations on assets under management and lower transaction fees earned from annuity sales.

•
Non-interest expenses grew $287,000, or 3.7%, to $8.1 million for the third quarter of 2009 from $7.8 million in the same period last year.  Current period expenses include acquisition-related costs totaling $270,000. Excluding these items, total non-interest expenses would have been $7.8 million or 0.2% higher than the same period last year.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company of United Bank, a federally chartered savings bank headquartered at 95 Elm Street, West Springfield, MA 01090.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK.  United Bank provides an array of financial products and services through its 16 full service branch offices and two express drive-up branches located throughout Western Massachusetts.  Through its Wealth Management Group and its partnership with NFP Securities, Inc., the Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products.  For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information, please visit www.bankatunited.com.

Except for the historical information contained in this press release, the matters discussed in this press release may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports.  Actual strategies and results in future periods may differ materially from those currently expected.  These forward-looking statements represent the Company’s judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands, except par value amounts)

Assets	September 30, 2009	December 31, 2008	September 30, 2008
	(unaudited)	(audited)	(unaudited)

Cash and cash equivalents	$12,978	$13,572	$13,044
Short-term investments	1,091	1,071	1,063
Investment securities	281,136	316,697	315,664

Loans:
Residential mortgages	327,765	356,428	357,967
Commercial mortgages	289,196	248,457	236,010
Construction loans	32,903	32,082	34,499
Commercial loans	88,307	84,919	84,612
Home equity loans	123,807	120,724	121,166
Consumer loans	24,831	27,666	28,945
Total loans	886,809	870,276	863,199

Net deferred loan costs and fees	2,131	2,395	2,382
Allowance for loan losses	(9,497)	(8,250)	(8,385)
Loans, net	879,443	864,421	857,196

Federal Home Loan Bank of Boston stock, at cost	12,223	12,223	12,223
Other real estate owned	556	998	330
Premises and equipment, net	14,046	12,125	12,323
Bank-owned life insurance	28,143	27,173	6,960
Other assets	17,857	14,854	16,287

Total assets	$1,247,473	$1,263,134	$1,235,090

Liabilities and Stockholders' Equity

Deposits:
Demand	$115,216	$114,178	$107,029
NOW	31,783	32,390	34,965
Savings	134,784	99,492	96,884
Money market	190,145	160,736	159,663
Certificates of deposit	368,397	375,867	362,346
Total deposits	840,325	782,663	760,887

Federal Home Loan Bank of Boston advances	145,342	208,564	226,130
Repurchase agreements	30,130	28,042	11,365
Escrow funds held for borrowers	2,130	1,667	1,809
Capitalized lease obligations	5,173	3,129	3,149
Accrued expenses and other liabilities	7,939	11,355	7,031
Total liabilities	1,031,039	1,035,420	1,010,371

Stockholders' Equity:
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; none issued	-	-	-
Common stock, par value $0.01 per share; authorized 100,000,000 shares; shares issued: 17,763,747 at September 30, 2009, December 31, 2008 and September 30, 2008	178	178	178
Additional paid-in capital	166,326	164,358	163,676
Retained earnings	77,609	75,888	76,070
Unearned compensation	(11,613)	(12,144)	(12,311)
Accumulated other comprehensive income (loss), net of taxes	5,394	2,931	(2,226)
Treasury stock, at cost (1,594,302 shares at September 30, 2009, 261,798 shares at December 31, 2008 and 56,167 shares at September 30, 2008)	(21,460)	(3,497)	(668)
Total stockholders' equity	216,434	227,714	224,719

Total liabilities and stockholders' equity	$1,247,473	$1,263,134	$1,235,090

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Interest and dividend income:
Loans	$12,036	$12,835	$35,808	$37,676
Investments	3,282	3,886	10,543	10,064
Other interest-earning assets	7	90	24	450
Total interest and dividend income	15,325	16,811	46,375	48,190

Interest expense:
Deposits	3,454	4,217	10,923	13,549
Borrowings	1,897	2,058	5,780	5,166
Total interest expense	5,351	6,275	16,703	18,715

Net interest income before provision for loan losses	9,974	10,536	29,672	29,475

Provision for loan losses	800	644	2,015	1,479

Net interest income after provision for loan losses	9,174	9,892	27,657	27,996

Non-interest income:
Net gain on sales of loans	-	-	363	-
Net gain on sales of securities	-	-	461	8
Fee income on depositors’ accounts	1,257	1,219	3,526	3,452
Wealth management income	136	313	480	599
Income from bank-owned life insurance	372	14	1,026	159
Other income	220	187	575	608
Total non-interest income	1,985	1,733	6,431	4,826

Non-interest expense:
Salaries and benefits	4,625	4,523	13,904	12,763
Occupancy expenses	598	636	1,904	1,723
Marketing expenses	337	302	1,093	1,101
Data processing expenses	877	804	2,518	2,338
Professional fees	211	321	929	1,136
Merger related expenses	270	-	1,431	-
FDIC insurance assessments	83	196	1,313	381
Other expenses	1,092	1,024	3,186	3,090
Total non-interest expense	8,093	7,806	26,278	22,532

Income before income taxes	3,066	3,819	7,810	10,290

Income tax expense	1,165	1,455	3,226	3,951

Net income	$1,901	$2,364	$4,584	$6,339

Earnings per share:
Basic	$0.13	$0.14	$0.30	$0.39
Diluted	$0.13	$0.14	$0.30	$0.39

Weighted average shares outstanding (1):
Basic	14,998	16,384	15,293	16,442
Diluted	15,005	16,385	15,303	16,443

(1)
Prior period basic and diluted share data were revised as required by the Earnings Per Share Topic of FASB ASC and in accordance with the provisions of "Determining Whether Instruments Issued in Share-Based Payment Transactions are Participating Securities" which require that share-based compensation awards that qualify as participating securities (entitled to receive non-forfeitable dividends) be included in basic earnings per share using the two-class method. This revision had no impact on earnings per share as previously reported.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
SELECTED DATA AND RATIOS (unaudited)
(Dollars in thousands, except per share amounts)

	At or For The Quarters Ended
	Sep. 30 2009		Jun. 30 2009		Mar. 31 2009	Dec. 31 2008		Sep. 30 2008

Operating Results:
Net interest income	$9,974		$9,543		$10,155	$10,336		$10,536
Loan loss provision	800		675		540	367		644
Non-interest income	1,985		2,595		1,851	394	(5)	1,733
Non-interest expenses	8,093	(1)	10,030	(1)	8,155	8,158		7,806
Net income	1,901		560		2,123	959		2,364

Performance Ratios (annualized):
Return on average assets	0.61	%(2)	0.18	%(2)	0.68%	0.31	%(6)	0.77%
Return on average equity	3.55	%(2)	1.03	%(2)	3.85%	1.71	%(6)	4.22%
Net interest margin	3.38%		3.27%		3.39%	3.46%		3.56%
Non-interest income to average total assets	0.64%		0.85%		0.59%	0.13	%(7)	0.57%
Non-interest expense to average total assets	2.60	%(3)	3.27	%(3)	2.61%	2.63%		2.55%
Efficiency ratio (4)	67.67	%(3)	87.68	%(3)	68.64%	67.47%		63.62%

Per Share Data:
Diluted earnings per share	$0.13		$0.04		$0.14	$0.06		$0.15
Book value per share	$13.39		$13.15		$13.18	$13.01		$12.69
Market price at period end	$11.58		$13.82		$13.09	$15.14		$14.85

Risk Profile
Equity as a percentage of assets	17.35%		17.25%		17.50%	18.03%		18.19%
Net charge-offs to average loans outstanding (annualized)	0.12%		0.20%		0.03%	0.23%		0.19%
Non-performing assets as a percent of total assets	0.92%		0.48%		0.41%	0.46%		0.29%
Non-performing loans as a percent of total loans, gross	1.23%		0.62%		0.50%	0.55%		0.38%
Allowance for loan losses as a percent of total loans, gross	1.07%		1.03%		1.02%	0.95%		0.97%
Allowance for loan losses as a percent of non-performing loans	86.73%		167.99%		201.43%	171.98%		254.48%

Average Balances
Loans	$878,683		$860,882		$869,580	$862,814		$865,053
Securities	279,442		283,005		313,799	314,251		306,499
Total interest-earning assets	1,181,647		1,168,308		1,198,040	1,193,421		1,185,244
Total assets	1,243,906		1,226,210		1,251,225	1,240,215		1,225,250
Deposits	828,153		803,425		785,313	775,853		765,797
FHLBB advances	155,946		164,955		204,501	213,451		214,005
Stockholders' Equity	214,300		216,501		220,683	224,785		224,015

Average Yields/Rates (annualized)
Loans	5.48%		5.45%		5.54%	5.79%		5.93%
Securities	4.70%		4.79%		4.93%	5.15%		5.07%
Total interest-earning assets	5.19%		5.18%		5.32%	5.57%		5.67%

Savings accounts	1.08%		1.14%		1.09%	1.30%		1.29%
Money market/NOW accounts	1.04%		1.21%		1.31%	1.65%		1.63%
Certificates of deposit	2.79%		2.96%		3.13%	3.38%		3.41%
FHLBB advances	4.22%		4.13%		3.40%	3.52%		3.66%
Total interest-bearing liabilities	2.37%		2.51%		2.54%	2.80%		2.84%

(1)
Includes $270,000 and $1.2 million in acquisition related expenses for the quarters ended September and June 2009, respectively and a $538,000 special FDIC insurance assessment for the quarter ended June 2009.

(2)
Exclusive of the $270,000 and $1.2 million in acquisition related expenses for the quarters ended September and June 2009, respectively, and a $312,000 (after tax) special FDIC insurance assessment for the quarter ended June 2009, the return on average assets would have been 0.70% and 0.66% and average equity would have been 4.05% and 3.76%, respectively.

(3)
Exclusive of the $270,000 and $1.2 million in acquisition related expenses for the quarters ended September and June 2009, respectively, and a $538,000 special FDIC insurance assessment for the quarter ended June 2009, non-interest expense to average total assets would have been 2.52% and 2.72% and the efficiency ratio would have been 65.42% and 72.83%, respectively.

(4)	Excludes gains/losses on sales of securities and loans and impairment charges on securities.
(5)	Includes $1.4 million other-than-temporary impairment ("OTTI") charge on certain securities in our investment portfolio.
(6)
Exclusive of a $1.4 million other-than-temporary impairment charge and related tax effect of $550,000 on certain investment securities, the return on average assets and average equity would have been 0.58% and 3.18%, respectively.

(7)	Exclusive of the $1.4 million other-than-temporary impairment charge, non-interest income to average total assets would have been 0.57%.